EXHIBIT 99.1

Investor and Analyst Contact:                                Media Contact:
Jeffrey S. Beyersdorfer                                     Gary Hanson
(602) 286-1530                                        (602) 286-1777

WESTERN REFINING TO PARTICIPATE IN
UBS GLOBAL OIL AND GAS CONFERENCE

EL PASO, Texas – May 21, 2013 - Western Refining, Inc. (NYSE:WNR) announced today that Company management will participate in the UBS Global Oil and Gas Conference in Austin, Texas, on Wednesday, May 22, 2013. The meeting materials will be available beginning Wednesday, May 22, 2013, on the Investor Relations section of Western Refining’s website at www.wnr.com and will remain available on www.wnr.com in accordance with the Company’s investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western's asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Georgia, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.